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                                                                    EXHIBIT (P)

                             THE VANTAGEPOINT FUNDS
                     VANTAGEPOINT INVESTMENT ADVISERS, LLC
                             ICMA-RC SERVICES, LLC
                       VANTAGEPOINT TRANSFER AGENTS, LLC

                 INSIDER TRADING POLICY UNDER RULE 17j-1 OF THE
                         INVESTMENT COMPANY ACT OF 1940


I.       GENERAL POLICY

         The Vantagepoint Funds (the "Funds") is an open-end investment company that is registered under the Investment Company Act of 1940 (the "1940 Act"). Vantagepoint Advisers LLC ("VIA") serves as investment adviser to the Funds and ICMA-RC Services LLC ("RC Services") serves as distributor to the Funds. Vantagepoint Transfer Agents ("VTA") serves as transfer agent to the Funds. VIA, VTA and RC Services are subsidiaries of the ICMA Retirement Corporation ("RC"). RC also serves as investment adviser to the ICMA Retirement Trust.

         VIA, as a manager of managers, does not directly manage the investments of the Funds, but rather hires various subadvisers to manage the day-to-day portfolio selections of a Fund. As such, it is unlikely that an access person, investment personnel, and associates, as defined in this policy, would possess or have access to the knowledge that would lead to a violation of this Insider Trading Policy.

         This policy has been adopted and is intended to meet the requirements of Rule 17j-1 of the 1940 Act, and it is based on the principle that all persons associated with the Funds, its adviser, and principal underwriter/distributor owe a fiduciary duty to the shareholders of the Funds to conduct their affairs, including their personal securities transactions, in such a manner as to avoid: (i) serving their own personal interests ahead of the interests of the Funds' shareholders; (ii) taking advantage of their position; and (iii) any actual or potential conflicts of interest. The rule further requires that each investment company, its adviser(s) and its underwriter(s) use responsible due diligence and institute procedures reasonably expected to prevent violations of such policy.

         Federal law prohibits the knowing or reckless purchase or sale of a security by an individual based on material, non-public information. It is also illegal to communicate such information to anyone in connection with a purchase or sale of a security. It is the policy of the Funds that all associates (as defined below), as well as members of the Board of Directors of the Funds and the Board of Directors of RC, must comply with laws and regulations relating to the use of material non-public information. If an associate or a director acquires information as a

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result of a special or a confidential relationship with an issuer, that person shall not communicate the information or take investment action based on such information.

         EACH PERSON SUBJECT TO THIS POLICY HEREBY AGREES TO ABIDE BY ITS TERMS.

         This policy extends to all affiliates of The Vantagepoint Funds, VIA, RC Services, and to the Trustees of the ICMA Retirement Trust to the extent that such Trustees may, from time to time, be in a position to qualify as an Special Purpose Investment Personnel, as defined below. The effective date of this policy is May 20, 2000. Please direct any questions to Paul Gallagher, Vice President and General Counsel of RC.

II.      DEFINITIONS

         1. FUND. Any series of The Vantagepoint Funds, collectively referred to as the "Funds."

         2. BOARD OF DIRECTORS. The Board of Directors of The Vantagepoint Funds, individually, "Directors." The Board of Directors of the ICMA Retirement Corporation is referred to herein as the "RC Board." The Board of Trustees of the ICMA Retirement Trust is referred to herein as the "Trust Board".

         3. ASSOCIATE. Any employee of the ICMA Retirement Corporation ("RC") and its subsidiaries.

         4. ACCESS PERSON. Any officer, director or Associate of the Fund, VIA, VTA, RC or RC Services LLC, and any natural person in a control relationship to the Fund who obtains information concerning recommendations about the purchase or sale of a security by a Fund.

         5. INVESTMENT PERSONNEL. All Associates in RC's Investments Division or Financial Operations group and/or any Access Person who makes decisions regarding the purchase or sale of securities for the Funds, or obtains prior or contemporaneous information regarding the purchase or sale of securities for the Funds through interaction with a Subadviser or otherwise.

         6. SPECIAL PURPOSE INVESTMENT PERSONNEL. Any Associate or member of the Board of Directors of either the Funds or RC or other person who, by virtue of his or her position, may to be in a position from time to time to obtain prior or contemporaneous information regarding the purchase or sale of securities for the Funds. A person is Special Purpose Investment Personnel only with respect to securities as to which he or she has a prior or contemporaneous information.

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         7.       SUBADVISER. Any individual or firm that contracts with the
                  Funds or with VIA to manage any portion of the Funds' assets for compensation. Each Subadviser shall adopt an insider trading policy pursuant to Rule 17j-1. Access Persons of each Subadviser shall file their reports under the insider trading policy adopted by such Subadvisers.

         8. COMPLIANCE OFFICER. Such person or persons who may be designated from time to time by the President of the Funds to administer the provisions of this policy.

         9. SECURITY. Shall have the same meaning as set forth in Section 2(a)(36) of the 1940 Act, including any stock or bond, but does not include securities issued by the government of the United States or any government agency, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), such other money market instruments as may be designated by the Board of Directors, and shares of open-end investment companies. A security is "being purchased or sold" from the time when a purchase or sale on behalf of the Funds has been recommended, or communicated to the person who places buy and sell orders on behalf of the Fund, by a subadviser to the time that such transaction has been completed or terminated.

         10. BENEFICIAL OWNERSHIP. Shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities (as defined herein) which a person owns or acquires.

                  "Beneficial ownership" is generally understood to include those securities from which a person enjoys some economic benefits, which are substantially equivalent to ownership regardless of who is the registered owner. This would include:

                  (i) securities which a person holds for his or her own benefit in bearer form, registered in his or her own name or otherwise, regardless of whether the securities are owned individually or jointly;

                  (ii) securities held in the name of his or her spouse or minor children;

                  (iii) ultimate ownership rights to securities held by a trustee, executor or administrator or by custodians, brokers or relatives;

                  (iv) securities owned by a partnership or limited liability company of which the person is a general partner or managing member;

                  (v) a person's proportionate share of securities owned through an investment club or similar organization;


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                  (vi)     securities held by a corporation which can be
                           regarded as a personal holding company;

                  (vii) Securities recently purchased by a person and awaiting transfer to his or her name.

         11. AFFILIATES. Affiliates include the ICMA Retirement Corporation; Vantagepoint Investment Advisers, LLC; Vantagepoint Transfer Agents, LLC; ICMA-RC Services, LLC; and, any subsidiaries of such companies that may be organized in the future.

         12. INITIAL PUBLIC OFFERING. An Initial Public Offering means an offering of securities registered under the Securities and Exchange Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

         13. LIMITED OFFERINGS. A Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (e.g., private placements).


III.     RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS

         When buying or selling securities Access Persons may not:

         -        Employ any device, scheme, or artifice to defraud the Fund

         - Make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading

         - Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund

         -        Engage in any manipulative practice with respect to the Fund.

         A. THE FOLLOWING RESTRICTIONS SHALL APPLY SPECIFICALLY TO INVESTMENT PERSONNEL:

                  1. BLACKOUT PERIODS. Investment Personnel may not purchase or sell, directly or indirectly, any security within 5 days before or after the time that the same security is purchased or sold by the Funds (subject to the exception set forth in Section IV for index funds).

                  2. SHORT-TERM TRADING. Investment Personnel may not generally realize a profit from the purchase and sale of the same security within a period of sixty days. It is recognized that short-term trading is not dispositive of whether an individual is trading on inside information. Accordingly, Investment Personnel may apply to

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                           the Compliance Officer for an exception from this
                           provision, which will be granted if the Compliance Officer reasonably believes that the trade is not based on inside information and has no potential to harm the Funds or their shareholders.

                  3. INITIAL PUBLIC OFFERINGS AND LIMITED OFFERINGS. Investment Personnel shall not acquire a security in an initial public offering or limited offering.

                  4. BOARDS OF DIRECTORS. Investment Personnel may not serve on the Board of Directors of any publicly traded company unless such service has been previously approved by the President of RC and the President of the Funds.

                  5. SHORT SALES. Investment Personnel shall not engage in short sales of securities.

         B. THE FOLLOWING RESTRICTION SHALL APPLY TO SPECIAL PURPOSE INVESTMENT PERSONNEL:

                  If any such person gains actual prior or contemporaneous knowledge of a current Fund trade, such person shall not trade in the security or securities that are the subject of such trade for a period of 5 days from the later of the date such knowledge is gained and the date of the trade.

         C. THE FOLLOWING RESTRICTION SHALL APPLY TO ALL ASSOCIATES WITH RESPECT TO ANY SECURITY IN WHICH THEY HOLD RIGHTS OF BENEFICIAL OWNERSHIP AS DEFINED HEREIN:

                  Associates may not purchase or sell the securities of any company that has a substantial business relationship with the Funds, RC, or any of their affiliates.

IV.      EXEMPTED TRANSACTIONS.

         The prohibitions and reporting requirements contained in this policy shall not apply to:

         1. Purchases or sales effected in any account over which the person has no direct or indirect influence or control.

         2.       Purchases or sales of any open-end investment company shares.

         3.       Purchases or sales which are non-volitional.

         4. Purchases which are part of an automatic dividend reinvestment plan.

         5. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent that such rights were acquired from such issuer, and sales of such rights so acquired.

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         6.       Purchases and sales of securities corresponding with
                  purchases and sales of the same securities by a Vantagepoint index fund.

         7. Any purchase or sale of securities which has been determined, upon investigation by the Compliance Officer, to present no reasonable likelihood or potential for harm to the Funds or their shareholders.

         8.       Any purchase or sale involving $1,000 or less.

V.       PRIOR APPROVAL AND REPORTING

         This policy recognizes the fact that The Vantagepoint Funds employ a subadvisory structure in which all investment decisions are made by non-affiliated subadvisers, and that Associates are not responsible for placing buy and sell orders on behalf of the Funds.

         In addition to the specific requirements set forth above, the following requirements shall apply to securities transactions by Access Persons, Associates, Investment Personnel and Special Purpose Investment Personnel, as noted:

         1. PRIOR APPROVAL. Investment Personnel shall receive prior approval from the Compliance Officer before purchasing or selling securities.

         2.       REPORTING.

                  (i) Access Persons and Investment Personnel shall report all personal securities holdings and any securities accounts they maintain or is maintained on their behalf to the Compliance Officer as of the effective date of this policy and, thereafter, on an annual basis as of December 31.

                  (ii) Every person covered by this policy shall certify annually that they have read and understand this policy; that they have complied with its requirements; and that they have reported all securities transactions required to be reported pursuant to this policy.

                  (iii) Access Persons and Investment Personnel shall file a report with the Compliance Officer within 10 days of the end of each calendar quarter. Such report shall include the following: name of the Security; the number of shares or principal amount, maturity date and interest rate, if applicable; the date of the transaction; the nature of the transaction (i.e.purchase or sale); the price at which the transaction was effected; and the name of the broker or dealer with or through whom the transaction was effected. Access Persons and Investment Personnel will also report any securities accounts established by them or on their behalf during the past calendar quarter.

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                  (iv)     Independent Directors of the Funds, as that term is
                           defined in the 1940 Act, and members of the RC Board and Trust Board who are not also employees of RC, shall report transactions under this Policy on a quarterly basis only if they knew at the time of the transaction or should have known that during the 15 day period immediately preceding or following the date of the transaction the same security was purchased or sold or was being considered for purchase or sale by a Fund. The "should have known" standard does not imply: a duty of inquiry; presume that an independent director can deduce or extrapolate from presentations or discussions about Fund strategies; or impute knowledge from awareness of a Fund's holdings, policies, objectives, and restrictions.

VI.      BOARD REVIEW

         1. The President of the Funds shall report all violations of this policy to the Board of Directors, the RC Board and to the Trust Board at the board meeting following such violation.

         2. An annual report relating to this policy shall be presented to the Board of Directors, the RC Board, and the Trust Board, and such report shall:

                           (i) summarize existing procedures concerning personal investing and any changes in the procedures made during the year. Identify any violations requiring significant remedial action during the past year; and

                           (ii)     identify any recommended changes in
                                    existing restrictions or procedures based on the Funds' experience under this policy, evolving industry practices, or developments in applicable laws or regulations.

         3. VIA and RC shall certify annually to the Directors of the Funds that each has adopted procedures reasonably necessary to prevent its investment personnel from violating the provisions of this policy.

         4. Each subadviser shall submit a copy of its insider trading policy for the Directors' approval. Each subadviser shall also furnish to the Directors of the Funds a written report of any issues arising under its policy, including any material violations and any sanctions imposed in response to these violations. Each subadviser will also certify annually that it has adopted procedures reasonably necessary to prevent its access persons from violating the provisions of its insider trading policy.

VIII.    SANCTIONS

         Upon discovering a violation of this policy, the President of the Funds, VIA or RC may impose such sanctions as they deem appropriate, including but not limited to, forfeiture of profits, a letter of censure, or suspension or termination from employment.

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IX.      RETENTION OF RECORDS

         This policy, a copy of each required report filed, any written report relating to the interpretation of this policy, or violations hereunder, shall be preserved with the records of the Funds for the period required by Rule 17j-1, as amended.

Dated:  May 20, 2000


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                                                                      EXHIBIT A

                          ICMA RETIREMENT CORPORATION
                             THE VANTAGEPOINT FUNDS

                             INSIDER TRADING POLICY


I.       INTRODUCTION

         The Vantagepoint Funds ("Funds"), its adviser, Vantagepoint Investment Advisers, LLC ("VIA"), and its underwriter, ICMA-RC Services, LLC ("RC Services"), its transfer agent, Vantagepoint Transfer Agents, LLC ("VTA") and the ICMA Retirement Corporation ("RC") are confident that its officers, directors, and other persons involved with the Fund's business act with integrity and good faith. The Insider Trading Policy (the "Policy") that has been adopted by the Board of Directors of each of these entities is designed to address situations in which personal interests may conflict with the Fund's interests where officers, directors, and certain other persons: know about the Fund's present or future portfolio transactions; or have the power to influence the Fund's portfolio transactions; and engage in securities transactions in their personal account(s).

         In an effort to prevent conflicts of interest from arising, and in accordance with Rule 17j-1 under the Investment Company of 1940, the Fund, VIA, VTA, RC and RC-Services have adopted the Policy to address transactions and conduct that may create conflicts of interest, establish reporting requirements, and create enforcement procedures.


II.      IDENTIFICATION OF ACCESS PERSONS & INVESTMENT PERSONNEL
            MAINTENANCE OF LIST OF ACCESS PERSONS AND INVESTMENT PERSONNEL BROKERAGE STATEMENTS AND TRANSACTION CONFIRMS

         1.       WHO IS AN ASSOCIATE?

                  An Associate is any employee of RC and its subsidiaries.

         2.       WHO IS AN ACCESS PERSON?

                  An Access Person is any Officer, Director or Associate (see above) of the Fund, VIA, VTA, RC or RC Services and any natural person in a control relationship to the Fund who obtains prior or contemporaneous information concerning recommendations about the purchase or sale of a security by a Fund.


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         3.       WHO ARE INVESTMENT PERSONNEL?

                  Investment Personnel (referred to individually as "Investment Persons") are all Associates in RC's Investment Division or Financial Operations group. Investment Personnel also include any Access Person who makes decisions regarding the purchase or sale of securities for the Funds, or obtains prior or contemporaneous information regarding the purchase or sale of securities for the Funds.

         4.       WHAT IS THE LIST OF ACCESS PERSONS AND INVESTMENT PERSONNEL?

                  A list of all Access Persons and Investment Personnel will be maintained and updated by the Review Officer. This list will include the name, position, department, date the person became an Access Person and/or Investment Person and the date the person was no longer required to report under the Policy (if applicable).

         5.       WHO IS RESPONSIBLE FOR THIS LIST?

                  The Review Officer or designee will maintain this list at all times. A representative of RC's Human Resources department will contact the Review Officer immediately when action is taken that would cause an Associate to become an Access Person and/or Investment Personnel.

III.     INITIAL AND ANNUAL HOLDINGS REPORTS

         1.       WHO HAS TO COMPLETE A REPORT?

                  Each Access Person and Investment Person to the Fund, VIA, RC or RC Services as defined by the Policy, must complete a report.

         2.       HOW DO I GET THE REPORT?

                  The Review Officer will forward an annual report form to all Access and Investment Personnel prior to December 31st of each year. (See Appendix for example)

                  You will also receive a holdings report form for completion within 10 days following your identification as an Access Person or Investment Person as a result of hire or department transfer.

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         3.       WHAT DO I HAVE TO REPORT?

                  You must report all securities you beneficially own. This annual disclosure of holdings should be calculated as of December 31st.

                  You must also report all securities accounts you have opened and maintained or that have been opened and are maintained on your behalf since you became obligated to report under the Policy. Account information must included the name of the broker-dealers or banks at which the accounts are held and the name of each owner of the accounts. Your report should include information up to and including December 31st.

         4.       WHAT DON'T I HAVE TO REPORT?

            Purchases or sales effected in any account over which you have no direct or indirect influence or control.

            Purchases or sales of any open-end investment company shares.

            Purchases or sales which are non-volitional.

            Purchases which are part of an automatic dividend reinvestment plan.

            Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent that such rights were acquired from such issuer, and sales of such rights so acquired.

            Any purchase or sale of securities which has been determined, upon investigation by the General Counsel of RC or his designee, to present no reasonable likelihood or potential for harm to the Funds or their shareholders.

            Any purchase or sale involving $1,000 or less.

         5.       WHEN IS THE REPORT DUE?

                  The report is due within 10 days after December 31st.

         6.       TO WHOM DO I RETURN THE REPORT?

                  The report should be returned to the Review Officer.



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IV.      QUARTERLY REPORTS

         1.       WHO HAS TO COMPLETE A QUARTERLY REPORT?

                  Each Access Person and Investment Person to the Fund, VIA, VTA, RC or RC Services, as defined by the Policy, must complete a report.

         2.       HOW DO I GET A REPORT?

                  The Review Officer will send out a report form on the last day of each calendar quarter. (See Appendix)

         3.       WHAT DO I HAVE TO REPORT?

                  You must report all securities you purchased or sold during the past calendar quarter. You must also report any accounts you established during the previous quarter in which securities were held for your direct or indirect benefit. Account information must include the broker-dealer or bank where the account was opened and the name of each owner of the account.

         4.       WHAT DON'T I HAVE TO REPORT?

            Purchases or sales effected in any account over which you have no direct or indirect influence or control.

            Purchases or sales of any open-end investment company shares.

            Purchases or sales which are non-volitional.

            Purchases which are part of an automatic dividend reinvestment plan.

            Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent that such rights were acquired from such issuer, and sales of such rights so acquired.

            Any purchase or sale of securities which has been determined, upon investigation by the General Counsel of RC, to present no reasonable likelihood or potential for harm to the Funds or their shareholders.

            Any purchase or sale involving $1,000 or less.


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         5.       WHEN IS THE REPORT DUE?

                  All reports are due within 10 days after the end of the calendar quarter.

         6.       TO WHOM DO I RETURN THE REPORT?

                  The report should be returned to the Review Officer.

V.       PRIOR APPROVAL PROCEDURES

         1.       WHO IS REQUIRED TO OBTAIN PRIOR APPROVAL?

                  Investment Personnel are required to obtain prior approval before they purchase or sell securities.

         2.       WHAT SECURITIES ARE NOT SUBJECT TO PRIOR APPROVAL?

                  Prior approval is not required before purchasing or selling the following:

            securities issued by the US government or its agencies banker's acceptances bank certificates or deposit commercial paper high quality short-term debt instruments mutual fund shares

         3.       WHO DO I CONTACT FOR PRIOR APPROVAL?

                  You must contact the Review Officer with a request for prior approval to purchase or sell a security. You may contact the Review Officer by sending an e-mail to Katurah Harris(1) at the Insider Trading address.

                  Your request for prior approval must include your name, the date of the transaction, the name and ticker symbol of the security and whether you intend to purchase or sell.

         4.       WHEN DO I HAVE TO RECEIVE PRIOR APPROVAL AND HOW LONG DOES IT
                  LAST?

                  You must receive prior approval before each securities transaction. Prior approval is valid only on the date it is received.

         5.       IF PRIOR APPROVAL IS DENIED, WHEN CAN I RESUBMIT MY REQUEST?

--------
(1) Alternate reviewers are Norma Richardson, Jan Feldman and Paul Gallagher

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                  You will be informed by the Review Officer of the earliest date that you may reapply. You cannot transact in any security that a Fund has purchased or sold within five days of your request. However, purchases and sales of securities corresponding with purchases and sales of the same securities by a Vantagepoint Index Fund are not subject to this restriction.

         6.       WHO KEEPS THE PRIOR APPROVAL RECORDS AND ARE THEY
         CONFIDENTIAL?

                  Prior approval records are maintained by the Review Officer and are confidential. Prior approval records will be reviewed and compared to the Quarterly Transaction Reports required under Section IV of these procedures. Failure to obtain prior approval is considered a violation of the Policy and can result in sanctions.

VI.      TRAINING, CERTIFICATION AND ACKNOWLEDGEMENTS

         1.       NEW ASSOCIATE TRAINING

                  Each new Associate will receive a copy of the Policy and these procedures within 10 days of their hire. Each new Associate will be asked to certify and acknowledge the receipt and understanding of the policy and these procedures.

         2.       ANNUAL TRAINING, ACKNOWLEDGEMENT AND CERTIFICATION

                  Each Access Person and Investment Person will be required to attend a training session to be held annually during the month of May. At this session the policy, procedures and any amendments will be discussed. Each Access Person will be required to sign an annual certification and acknowledgement of the policy and these procedures.

         3.       DUPLICATE SECURITIES ACCOUNT STATEMENTS

Each person identified as an Access Person and/or Investment Personnel is required to request that duplicate securities account statements and confirms be forwarded by their broker-dealer to the attention of the Review Officer at the address of the firm. (See Appendix)

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VII.     VIOLATION & SANCTIONS

         1.       WHAT WOULD HAPPEN IF I VIOLATE THE POLICY?

                  Report forms are regularly reviewed to determine whether the Policy has been violated. Upon discovery of a violation, THE PRESIDENT of the Fund is notified and sanctions may be imposed as deemed appropriate. You will be provided with an opportunity to provide explanatory information relating to any transaction that appears to be a violation of the Policy. No one will be required to participate in a determination of whether he or she has committed a violation or discuss the imposition of any sanction against himself or herself.

         2.       WHAT SANCTIONS ARE AVAILABLE?

                  Sanctions may include, but are not limited to, forfeiture of profits, a letter of censure, suspension or termination from employment.

VIII.    THE REVIEW OFFICER

         1.       WHO IS THE REVIEW OFFICER?

                  Katurah Harris has served as Review Officer since 1999.

         2.       WHAT ARE THE REVIEW OFFICER'S DUTIES:

            Distributing and collecting Annual Holdings Reports
            Distributing and collecting Quarterly Transaction Reports Processing requests for prior approval of securities transactions Reviewing transaction reports and reconciling these reports against Fund records and prior approval records to determine whether a violation has occurred

         It shall be the responsibility of RC's General Counsel to report on a quarterly basis to the President of the Fund and the Chief Executive Officer of RC whether any violations have occurred.

IX.   RECORDKEEPING REQUIREMENTS

      The following records will be maintained at 777 North Capitol Street, NE, Washington, DC 20002, the Fund's principal place of business.


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         These records include:

         A. A record of each Insider Trading Policy adopted under Rule 17j-1, that is currently in effect, or at any time within the past five years was in effect.

         B. A record of any violation of the Policy and any action taken as a result of that violation for at least five years after the end of the fiscal year in which the violation occurred.

         C. A copy of each quarterly report submitted under the policy will be maintained for at least five years after the end of the fiscal year in which the report was made, the most recent two years in an easily accessible place.

         D. A copy of each initial and annual holdings report and certifications submitted under the Policy will be maintained for at least five years after the end of the fiscal year in which the report was made, the most recent two years in a readily accessible place.

         E. A record of all Access Persons, currently or within the past five years, who are or were required to submit reports under the policy.

         F. A record of the name of each Review Officer and the General Counsel, currently or within the past five years, who are or were responsible for reviewing reports submitted under the policy.

         G. A copy of each annual report and certification presented to the Board of Directors of the Funds for a period of five years, the most recent two years in a readily acceptable place.

         H. A record of all prior approval decisions approving the acquisition by Access Persons of securities, including IPOs and private placements, for the past five years.